Exhibit A

Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zuellig Group N.A., Inc., a Delaware corporation ("ZGNA"). The address of the principal business and principal office of ZGNA is 2550 El Presidio Street, Long Beach, California 90810.

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Name                 Citizenship      Residence or Business         Principal Occupation
                                      Address

Peter Williams       Switzerland      Interpacific Holding          Senior Group Executive
(Director)                            Limited                       of Interpacific
                                      Zum Alten Sternen,            Holding Limited
                                      Engelplatz 2
                                      CH-8649 Rapperswil,
                                      Switzerland

David Turner         United           1055 West Hastings Street     CEO of BIRC Corporation
(Director,           Kingdom          14th Floor
Chairman of                           Vancouver, British
the Board)                            Columbia
                                      V6E2E9
                                      Canada
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